EXECUTION

AMENDMENT

AND JOINDER

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) dated March 31, 2025 (“Effective Date”) is by and among Virtus Alternative Solutions Trust, Virtus Asset Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Variable Insurance Trust, Virtus Investment Trust, Virtus Strategy Trust, The Merger Fund, The Merger Fund VL, Virtus Event Opportunities Trust, Stone Harbor Leveraged Loan Fund LLC, AlphaSimplex Managed Futures Strategy Cayman Fund Ltd., AlphaSimplex Global Alternatives Cayman Fund Ltd., Virtus Managed Account Completion Shares (MACS) Trust, and Virtus Global Credit Opportunities Fund (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“Custodian”).

BACKGROUND:

A.

Custodian and the Virtus Alternative Solutions Trust entered into a Custody Agreement dated as of March 21, 2014, as amended (the “Agreement”) relating to Custodian’s provision of custody services. Joinder Agreements and Amendments to the Custody Agreement were entered into among certain parties on September 5, 2017, December 1, 2018, March 8, 2019, May 22, 2019, September 1, 2019, November 18, 2019, August 27, 2020, November 16, 2020, December 1, 2020, May 7, 2021, February 12, 2022, April 4, 2022, June 10, 2022, September 30, 2022, May 19, 2023, December 1, 2024, December 6, 2024, and December 23, 2024 for the purpose of amending the Agreement and/or adding or removing certain Funds and/or Series.

B.	Each Fund and Custodian desire that each Fund be a party to the Agreement and receive the custody services set forth in the Agreement and desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement and Joinder, each Fund and Custodian agrees to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each Fund listed at Schedule I shall be considered to have a separate agreement with Custodian and hereby appoints Custodian to provide custody services in accordance with the terms set forth in the Agreement. Custodian accepts such appointment and agrees to furnish such services.

2.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

3.	Miscellaneous.

(a)

Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, as to items described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

(e)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[signature page to follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

STONE HARBOR LEVERAGED LOAN FUND LLC

By:	/s/ Richard W. Smirl

Name:	Rick Smirl

Title:	Executive Vice President

ALPHASIMPLEX MANAGED FUTURES STRATEGY CAYMAN FUND LTD.
ALPHASIMPLEX GLOBAL ALTERNATIVES CAYMAN FUND LTD. VIRTUS ALTERNATIVE SOLUTIONS TRUST

VIRTUS ASSET TRUST
VIRTUS EQUITY TRUST

VIRTUS EVENT OPPORTUNITIES TRUST
VIRTUS GLOBAL CREDIT OPPORTUNITIES FUND

VIRTUS INVESTMENT TRUST

VIRTUS MANAGED ACCOUNT

COMPLETION SHARES (MACS) TRUST

VIRTUS OPPORTUNITIES TRUST
VIRTUS RETIREMENT TRUST

VIRTUS STRATEGY TRUST

VIRTUS VARIABLE INSURANCE TRUST
THE MERGER FUND

THE MERGER FUND VL

By:	/s/ Suneeta Krishnan

Name:	Suneeta Krishnan

Title:	Vice President

Address for Notices:

[Applicable Fund(s)] One Financial Plaza
Hartford, Connecticut 06103 Attention: Suneeta Krishnan

With a copy to: Virtus Fund Services, LLC One Financial Plaza Hartford, Connecticut 06103 Attention: Counsel

THE BANK OF NEW YORK MELLON
By:	/s/ Michael Gronsky

Name:	Michael Gronsky

Title:	Senior Vice President

Date:	February 20, 2025

Address for Notices: The Bank of New York Mellon 240 Greenwich Street New York, New York 10286 Attention: General Counsel

SCHEDULE I

THIS SCHEDULE I, amended and restated as of March 31, 2025, is the Schedule I to that certain Custody Agreement dated as of March 21, 2014, as amended, between each Fund on Schedule I and The Bank of New York Mellon.

List of Funds and Series

VIRTUS ALTERNATIVE SOLUTIONS TRUST

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund

Virtus AlphaSimplex Global Alternatives Fund

Virtus AlphaSimplex Managed Futures Strategy Fund

VIRTUS ASSET TRUST

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus SGA International Growth Fund

Virtus Zevenbergen Innovative Growth Stock Fund

VIRTUS EQUITY TRUST

Virtus KAR Capital Growth Fund

Virtus KAR Equity Income Fund

Virtus KAR Global Quality Dividend Fund

Virtus KAR Mid-Cap Core Fund

Virtus KAR Mid-Cap Growth Fund

Virtus KAR Small-Cap Core Fund

Virtus KAR Small-Cap Growth Fund

Virtus KAR Small-Cap Value Fund

Virtus KAR Small-Mid Cap Core Fund

Virtus KAR Small Mid-Cap Growth Fund

Virtus KAR Small Mid-Cap Value Fund

Virtus SGA Global Growth Fund

Virtus Tactical Allocation Fund

VIRTUS EVENT OPPORTUNITIES TRUST

Virtus Westchester Credit Event Fund

Virtus Westchester Event-Driven Fund

VIRTUS GLOBAL CREDIT OPPORTUNITIES FUND

None

VIRTUS INVESTMENT TRUST

Virtus Emerging Markets Opportunities Fund (f/k/a Virtus AllianzGl Emerging Markets Opportunities Fund)

Virtus Income & Growth Fund (f/k/a Virtus AllianzGl Income & Growth Fund)

Virtus KAR Global Small-Cap Fund (f/k/a Virtus Global Small-Cap Fund; f/k/a Virtus AllianzGl Global Small-Cap Fund)

Virtus KAR Health Sciences Fund (f/k/a Virtus Health Sciences Fund; f/k/a Virtus AllianzGl Health Sciences Fund)

Virtus NFJ Dividend Value Fund

Virtus NFJ International Value Fund

Virtus NFJ Large-Cap Value Fund

Virtus NFJ Mid-Cap Value Fund

Virtus NFJ Small-Cap Value Fund

Virtus Silvant Focused Growth Fund (f/k/a Virtus Focused Growth Fund; f/k/a Virtus AllianzGl Focused Growth Fund)

Virtus Silvant Mid-Cap Growth Fund (f/k/a Virtus Mid-Cap Growth Fund; f/k/a Virtus AllianzGl Mid-Cap Growth Fund)

Virtus Small-Cap Fund (f/k/a Virtus AllianzGl Small-Cap Fund) Virtus Zevenbergen Technology Fund (f/k/a Virtus Technology Fund; f/k/a Virtus AllianzGl Technology Fund)

VIRTUS MANAGED ACCOUNT COMPLETION SHARES (MACS) TRUST

Virtus Newfleet ABS MACS

Virtus Newfleet CMBS MACS

Virtus Newfleet Floating Rate MACS

Virtus Newfleet High Yield MACS

Virtus Newfleet RMBS MACS

Virtus Seix High Yield MACS

Virtus Stone Harbor EMD MACS

Virtus Stone Harbor EMD Sovereign MACS

VIRTUS STRATEGY TRUST

Virtus Convertible Fund (f/k/a Virtus AllianzGl Convertible Fund) Virtus Duff & Phelps Water Fund (f/k/a Virtus Water Fund; f/k/a Virtus AllianzGl Water Fund)

Virtus Global Allocation Fund (f/k/a Virtus AllianzGl Global Allocation Fund)

Virtus International Small-Cap Fund (f/k/a Virtus AllianzGl International Small-Cap Fund)

Virtus Newfleet Short Duration High Income Fund (f/k/a Virtus Short Duration High Income Fund; f/k/a Virtus AllianzGl Short Duration High Income Fund)

Virtus NFJ Emerging Markets Value Fund

VIRTUS OPPORTUNITIES TRUST

Virtus Duff & Phelps Global Infrastructure Fund

Virtus Duff & Phelps Global Real Estate Securities Fund

Virtus Duff & Phelps Real Asset Fund

Virtus Duff & Phelps Real Estate Securities Fund

Virtus KAR Developing Markets Fund

Virtus KAR Emerging Markets Small-Cap Fund

Virtus KAR International Small-Mid Cap Fund

Virtus Newfleet Core Plus Bond Fund

Virtus Newfleet High Yield Fund

Virtus Newfleet Low Duration Core Plus Bond Fund

Virtus Newfleet Multi-Sector Intermediate Bond Fund

Virtus Newfleet Multi-Sector Short Term Bond Fund

Virtus Newfleet Senior Floating Rate Fund

Virtus Seix Tax-Exempt Bond Fund

Virtus SGA Emerging Markets Equity Fund (f/k/a Virtus Vontobel Emerging Markets Opportunities Fund)Virtus Stone Harbor Emerging Markets Bond Fund (f/k/a Virtus Stone Harbor Emerging Markets Corporate Debt Fund)

Virtus Stone Harbor Emerging Markets Debt Income Fund (f/k/a Virtus Stone Harbor Emerging Markets Debt Fund)

Virtus Stone Harbor Local Markets Fund

VIRTUS RETIREMENT TRUST

None

VIRTUS VARIABLE INSURANCE TRUST

Virtus Duff & Phelps Real Estate Securities Series

Virtus KAR Capital Growth Series

Virtus KAR Equity Income Series

Virtus KAR Small-Cap Growth Series

Virtus KAR Small-Cap Value Series

Virtus Newfleet Multi-Sector Intermediate Bond Series

Virtus SGA International Growth Series

Virtus Tactical Allocation Series (f/k/a Virtus Strategic Allocation Series)

THE MERGER FUND®

THE MERGER FUND® VL

STONE HARBOR LEVERAGED LOAN FUND LLC

ALPHASIMPLEX MANAGED FUTURES STRATEGY CAYMAN FUND LTD.

ALPHASIMPLEX GLOBAL ALTERNATIVES CAYMAN FUND LTD.